Exhibit 99.1

                X-Rite Reports Second Quarter Results

  Pro Forma Revenue Grows 5.5% and Integration Cost Synergies Remain
                           Ahead of Schedule


    GRAND RAPIDS, Mich.--(BUSINESS WIRE)--Aug. 7, 2007--X-Rite,
Incorporated (NASDAQ:XRIT) today announced its financial results for the second quarter ended June 30, 2007.

    Second Quarter Highlights:

    --  Net sales from continuing operations totaled $60.7 million, a
        5.5 percent increase year-over-year after combining 2006
        Amazys Holding results with X-Rite on a pro forma basis

    -- Operating income from continuing operations increased 109 percent to $6.9 million compared to the same period in the prior year after combining 2006 Amazys Holding results with X-Rite on a pro forma basis

    -- Amazys integration remains significantly ahead of timetable, with cost savings of $16.8 million achieved during twelve months of combined operations

    --  Sales backlog remained strong at the end of June 2007

    -- Successful launch of Personal Designer 1.0 visualization software for architectural paint color selection

    The Company reported second quarter 2007 net sales from continuing operations of $60.7 million compared with $32.0 million in the year-earlier period on a stand-alone basis and $57.6 million on a combined pro forma basis. Gross margins were 60.9 percent, down slightly from 61.2 percent in the second quarter of 2006. Operating income totaled $6.9 million and included $4.0 million in acquisition and restructuring related charges related to the Amazys acquisition ("acquisition and restructuring expenses"). The Company reported net income of $2.1 million or $0.07 per diluted share, versus $1.6 million or $0.07 per diluted share for the same period in 2006. Prior year stand-alone results included $3.1 million of net sales and $0.5 million of net income from Labsphere, Inc., an X-Rite subsidiary sold in February 2007.

    Adjusted operating income, which excludes acquisition and restructuring expenses, was $10.9 million, and reflects a gross margin of 60.9 percent for the second quarter of 2007 versus $3.3 million and a gross margin of 58.5 percent on a proforma basis in the same period of 2006. Adjusted net income from continuing operations, which excludes acquisition and restructuring expenses, was $4.7 million, or $0.16 per diluted share. A reconciliation of GAAP earnings from continuing operations to adjusted earnings is included in this release.

    "Overall, our core markets are performing as expected, and the integration related sales disruptions we faced in 2006 are being addressed," stated Thomas J. Vacchiano, Jr., Chief Executive Officer of X-Rite. "Our revenue performance in the second quarter was consistent with our expectations as we continue to successfully execute the integration strategy and expand our customer base. Further, backlog and order levels at the end of the second quarter represent a noteworthy gain compared to last year and we believe we are well positioned to capitalize on future growth opportunities."

    Year-to-Date Results

    In the first half of 2007, net sales from continuing operations was $118.5 million, versus $62.0 million for the same period of 2006 on a stand-alone basis and $111.8 million on a combined pro forma basis. Gross margins were 61.5 percent versus 59.7 percent on a combined pro forma basis. Operating income totaled $11.9 million and included $8.4 million in acquisition and restructuring related charges. The Company reported net income of $9.9 million, or $0.34 per diluted share. Net income from continuing operations was $2.3 million, or $0.08 per diluted share. Prior year stand-alone results included $6.0 million of net sales and $0.9 million of net income from Labsphere, Inc.

    Adjusted operating income, which excludes acquisition and restructuring expenses, was $20.4 million, and reflects a gross margin of 61.6 percent for the first six months of 2007 versus $6.4 million and a gross margin percent of 59.7 on a proforma basis for the first half of 2006. Adjusted net income from continuing operations, which excludes acquisition and restructuring expenses, was $7.8 million, or $0.27 per diluted share.

    The second quarter and year to date results included the following charges related to the Amazys acquisition and restructuring expenses:


                     Statement of Operations
    Description              Caption           2007 Q2      2007 YTD
----------------------------------------------------------------------
Product line           Cost of goods sold    $0.0 million $0.1 million
 integration related
 write-offs
----------------------------------------------------------------------
Amortization of        Operating expenses     2.7 million  5.3 million
 Amazys related
 intangibles
----------------------------------------------------------------------
Integration and        Operating expenses     1.3 million  3.0 million
 restructuring costs
----------------------------------------------------------------------

----------------------------------------------------------------------
Total pre-tax                                $4.0 million $8.4 million
 charges related to
 Amazys acquisition
----------------------------------------------------------------------

    Outlook

    As previously announced, estimates for full year 2007 annual revenue growth are 4 to 6 percent on a combined pro forma basis.

    "The progress achieved with our integration work has given us increased confidence in our ability to translate these efforts into generating greater revenue growth rates going forward," stated
Vacchiano.

    During full year 2007, the Company expects to realize additional cost synergies related to the Amazys integration of $14 million to $16 million. This includes the $10.6 million of synergies achieved in the first six months of 2007. Total cumulative synergies anticipated by year-end 2007 range from $20 million to $22 million.

    "X-Rite has continued to achieve cost synergies at an accelerated pace, resulting in a doubling of our reported operating income in the second quarter versus the prior year pro forma results," said Mary E. Chowning, Chief Financial Officer of X-Rite. "In the first twelve months of combined operations, we generated $16.8 million in cost savings, significantly exceeding the $7 million to $9 million target range set for this time period. As we achieve our remaining synergies, X-Rite will see ongoing improvements in operating leverage and cash flow, which we will use to fund capital expenditures, interest costs, working capital and debt reduction. We continue to project that the integration will be substantially completed by mid 2008."

    Amazys Transaction

    X-Rite launched its formal tender offer for outstanding Amazys shares on March 24, 2006. The consideration offered for each Amazys share was cash of 77 CHF plus 2.11 shares of X-Rite common stock. On July 5, 2006, the Company completed the tender offer for 3,422,492 shares of Amazys, or 99.7 percent of the outstanding shares, at a total value of approximately $295 million. X-Rite acquired the final
0.3 percent through a statutory squeeze out process in early 2007.

    Conference Call

    The Company will conduct a live audio webcast discussing its second quarter 2007 results on Tuesday, August 7, 2007 at 11:00 a.m. EDT. The call will be co-hosted by Thomas J. Vacchiano, Jr., the Company's Chief Executive Officer and Mary E. Chowning, the Company's Chief Financial Officer. To access this webcast, as well as all future webcasts, use the X-Rite corporate website at www.x-rite.com. Select the Investor Relations page and click on the conference call link for the webcast. In addition, an archived version of the webcast conference call will be available on X-Rite's website shortly after the live broadcast.

    About X-Rite

    (NASDAQ: XRIT) X-Rite, which closed the Amazys acquisition in July 2006, is the global leader in color-measurement solutions, offering hardware, software and services for the verification and communication of color data. The Company serves a range of industries, including imaging and media, industrial color and appearance, retail color matching, and medical. X-Rite serves customers in more than 100 countries from its offices in Europe, Asia and the Americas.

    EBITDA and Non-GAAP Measures

    In addition to the results reported in accordance with generally accepted accounting standards (GAAP) within this release, X-Rite may reference certain information that is considered a non-GAAP financial measure. Management believes these measures are useful and relevant to management and investors in their analysis of the Company's underlying business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures should not be considered a substitute for any GAAP measures. Additionally, non-GAAP measures as presented by X-Rite may not be comparable to similarly titled measures reported by other companies.

    One specific non-GAAP measure used by X-Rite is "EBITDA", which is defined as earnings before interest, taxes, depreciation and amortization. In addition to disclosing results that are determined under US GAAP, the Company also discloses non-GAAP results of operations that exclude certain expenses and charges that are directly related to the Amazys acquisition and related integration and restructuring. Specific non-GAAP captions on the operations statements include gross profit, operating expenses (selling and marketing expenses, R&D and engineering, general and administrative), operating income from continuing operations, net income from continuing operations and earnings per share information. The excluded expenses and charges primarily include costs and charges resulting from purchase accounting and integration and restructuring activities associated with the July 5, 2006 acquisition of Amazys Holding AG. Management utilizes the line item non-GAAP operations statement for operational planning and decision-making purposes. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits and on the Company's website at xrite.com.

    Forward-Looking Statements and Disclaimer

    This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Company. Factors that could cause such differences include the Company's ability to sustain increased sales, improve operations and realize cost savings, competitive and general economic conditions, ability to access into new markets, acceptance of the Company's products and other risks described in the Company's filings with the US Securities & Exchange Commission ("SEC"). The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or for any other reason.


                  Consolidated Financial Highlights
                (Unaudited - in thousands except EPS)

                                            (a)       (a)       (a)
                        Q2        Q1        Q4        Q3        Q2
                       2007      2007      2006      2006      2006
                     --------- --------- --------- --------- ---------
Net Sales            $ 60,745  $ 57,717  $ 60,422  $ 51,198  $ 28,859
Gross Profit           36,967    35,836    35,149    20,736    17,649
Gross Profit Percent     60.9%     62.1%     58.2%     40.5%     61.2%
Selling and
 Marketing             13,882    14,092    13,030    13,170     8,740
R&D and Engineering     9,692     8,633     6,942     9,691     4,063
General and
 Administrative         5,181     6,378     6,864     7,601     4,528
Acquired In-Process
 R&D                        -         -         -    11,107         -
Restructuring             868       863     1,803     8,183         -
Integration               431       862     1,168     1,008       579
Operating Income
 (Loss)                 6,913     5,008     5,342   (30,024)     (261)
Interest Expense       (4,358)   (4,612)   (4,371)   (4,354)      (28)
Gain (Loss) on Sale
 of Investments           837         -         -         -        (2)
Gain (Loss) on
 Derivative
 Instruments                -         -         -       (92)    2,175
Other Income
 (Expense)                 52       (12)     (691)      181        90
Pre-Tax Income
 (Loss)                 3,444       384       280   (34,289)    1,974
Net Income (Loss)
 From
   Continuing
    Operations          2,104       217       596   (28,624)    1,100
Discontinued
 Operations, Net          (36)    7,593       317       364       520
Net Income (Loss)    $  2,068  $  7,810  $    913  $(28,260) $  1,620

Diluted Earnings
 (Loss) Per Share
   Continuing
    Operations       $   0.07  $   0.01  $   0.02  $  (1.00) $   0.05
   Discontinued
    Operations              -      0.26      0.01      0.01      0.02
   Net Income (Loss) $   0.07  $   0.27  $   0.03  $  (0.99) $   0.07

Average Shares
 Outstanding
   Basic               28,839    28,664    28,541    28,507    21,343
   Diluted             29,265    28,973    28,810    28,507    21,642

Cash and Investments $ 15,639  $ 11,821  $ 12,876  $ 13,840  $ 20,341
Accounts Receivable    39,178    39,478    40,226    33,073    25,040
Inventory              32,178    31,300    30,165    33,173    20,101
Other Current Assets   22,841    23,149    22,208    14,227     6,633
Goodwill and Other
 Intangible Assets    258,287   280,826   282,674   262,640    25,809
Other Non-Current
 Assets                98,993    71,166    74,110    80,134    65,931
                     --------- --------- --------- --------- ---------
   Total Assets       467,116   457,740   462,259   437,087   163,855

Current Liabilities    63,879    55,883    63,065    59,517    33,374
Non-Current
 Liabilities          199,395   203,399   213,584   192,278       332
                     --------- --------- --------- --------- ---------
   Total Liabilities  263,274   259,282   276,649   251,795    33,706

   Shareholders'
    Equity           $203,842  $198,458  $185,610  $185,292  $130,149

Capital Expenditures
 (b)                 $  1,748  $  2,738  $  5,691  $  5,108  $  3,354
Depreciation and
 Amortization (b)(c) $  5,462  $  5,461  $  5,286  $  6,969  $  1,752


International Sales
 (b)                     66.8%     66.1%     67.3%     62.2%     54.9%

(a) Labsphere, Inc. 2006 income statements reclassified to Discontinued Operations.
(b) Excludes Labsphere, Inc.
(c) Excludes amortization of deferred financing costs.



             Consolidated Financial Highlights, continued
                (Unaudited - in thousands except EPS)


                                    Quarter Ended    Six Months Ended
                                  ----------------- ------------------
                                             (a)                (a)
                                  June 30, July 1,  June 30,  July 1,
                                    2007     2006     2007      2006
                                  -------- -------- --------- --------
Net Sales                         $60,745  $28,859  $118,462  $56,021
Gross Profit                       36,967   17,649    72,803   35,574
Gross Profit Percent                 60.9%    61.2%     61.5%    63.5%

Selling and Marketing              13,882    8,740    27,974   17,223
R&D and Engineering                 9,692    4,063    18,325    8,647
General and Administrative          5,181    4,528    11,559    9,213
Restructuring                         868        -     1,731        -
Integration                           431      579     1,293    1,132
Operating Income (Loss)             6,913     (261)   11,921     (641)

Interest Expense                   (4,358)     (28)   (8,970)     (33)
Gain (Loss) on Sale of
 Investments                          837       (2)      837       (2)
Gain on Derivative Instruments          -    2,175         -    2,175
Other Income                           52       90        40      318
Pre-Tax Income                      3,444    1,974     3,828    1,817
Net Income From
   Continuing Operations            2,104    1,100     2,321      966
Discontinued Operations, Net          (36)     520     7,557      890
Net Income                        $ 2,068  $ 1,620  $  9,878  $ 1,856


Basic Earnings Per Share
   Continuing Operations          $  0.07  $  0.05  $   0.08  $  0.05
   Discontinued Operations              -     0.03      0.26     0.04
   Net Income                     $  0.07  $  0.08  $   0.34  $  0.09

Diluted Earnings Per Share
   Continuing Operations          $  0.07  $  0.05  $   0.08  $  0.05
   Discontinued Operations              -     0.02      0.26     0.04
   Net Income                     $  0.07  $  0.07  $   0.34  $  0.09

Average Shares Outstanding
   Basic                           28,839   21,343    28,751   21,251
   Diluted                         29,265   21,642    29,119   21,532


(a) Labsphere, Inc. 2006 results reclassified to Discontinued
 Operations.


          U.S. GAAP to Non-GAAP Measure Reconciliations and
   Earnings Before Interest, Taxes, Depreciation and Amortization
                               (EBITDA)
               For the Three Months Ended June 30, 2007
                (Unaudited - in thousands except EPS)

----------------------------------------------------------------------
                                                 Amazys
                                               Acquisition
         Non-GAAP Measures           U.S. GAAP   Related      Non-GAAP
         Used By Management           Measure  Adjustments    Measure
------------------------------------ --------- -----------    --------

1. Gross Profit                      $ 36,967  $        9 (a) $36,976
                                     =========                ========
      Gross Profit Percent               60.9%                   60.9%


2. Operating Expenses:
      Selling and Marketing          $ 13,882  $     (631)(b) $13,251
      R&D and Engineering               9,692      (1,704)(b)   7,988
      General and Administrative        5,181        (323)(b)   4,858
      Restructuring                       868        (868)(c)       -
      Integration                         431        (431)(d)       -
                                     ---------                --------
                                     $ 30,054                 $26,097
                                     =========                ========


3. Operating Income                  $  6,913  $    3,966 (e) $10,879
                                     =========                ========


4. Net Income From Continuing
 Operations                          $  2,104  $    2,578 (f) $ 4,682
                                     =========                ========


5. Earnings From Continuing
      Operations Per Share
         Basic                       $   0.07                 $  0.16
         Diluted                     $   0.07                 $  0.16

      Average Basic Shares
       Outstanding                     28,839                  28,839
      Average Diluted Shares
       Outstanding                     29,265                  29,265

----------------------------------------------------------------------

----------------------------------------------------------------------
                                                 Amazys
          Earnings Before                      Acquisition
   Interest, Taxes, Depreciation     Non-GAAP    Related      Non-GAAP
     and Amortization (EBITDA)        Measure  Adjustments    Measure
------------------------------------ --------- -----------    --------

   EBITDA (Non-GAAP Measure):
      Net Income From Continuing
         Operations (GAAP Measure)   $  2,104  $    2,578     $ 4,682
      Interest Expense                  4,358           -       4,358
      Income Taxes                      1,340       1,388       2,728
      Depreciation and Amortization     5,462      (2,700)      2,762
                                     --------- -----------    --------
      EBITDA (Non-GAAP Measure)      $ 13,264  $    1,266     $14,530
                                     ========= ===========    ========

----------------------------------------------------------------------

(a) Cost of sales adjustment for end-of-life product charges related to acquisition.
(b) Operating expense adjustments for acquisition-related amortization of intangible assets.
(c) Restructuring charges related to acquisition for severance and severance-related expenses.
(d) Integration expenses related to Amazys acquisition.
(e) Operating income effect of adjustments (a) through (d).
(f) Adjustment (e) after tax using a 35% tax rate.


          U.S. GAAP to Non-GAAP Measure Reconciliations and
   Earnings Before Interest, Taxes, Depreciation and Amortization
                               (EBITDA)
                For the Six Months Ended June 30, 2007
                (Unaudited - in thousands except EPS)

----------------------------------------------------------------------
                                                 Amazys
                                               Acquisition
         Non-GAAP Measures           U.S. GAAP   Related      Non-GAAP
         Used By Management           Measure  Adjustments    Measure
------------------------------------ --------- -----------    --------

1. Gross Profit                      $ 72,803  $      137 (a) $72,940
                                     =========                ========
      Gross Profit Percent               61.5%                   61.6%


2. Operating Expenses:
      Selling and Marketing          $ 27,974  $   (1,263)(b) $26,711
      R&D and Engineering              18,325      (3,407)(b)  14,918
      General and Administrative       11,559        (646)(b)  10,913
      Restructuring                     1,731      (1,731)(c)       -
      Integration                       1,293      (1,293)(d)       -
                                     ---------                --------
                                     $ 60,882                 $52,542
                                     =========                ========


3. Operating Income                  $ 11,921  $    8,477 (e) $20,398
                                     =========                ========


4. Net Income From Continuing
 Operations                          $  2,321  $    5,510 (f) $ 7,831
                                     =========                ========


5. Earnings From Continuing
      Operations Per Share
         Basic                       $   0.08                 $  0.27
         Diluted                     $   0.08                 $  0.27

      Average Basic Shares
       Outstanding                     28,751                  28,751
      Average Diluted Shares
       Outstanding                     29,119                  29,119

----------------------------------------------------------------------

----------------------------------------------------------------------
                                                 Amazys
          Earnings Before                      Acquisition
   Interest, Taxes, Depreciation     Non-GAAP    Related      Non-GAAP
     and Amortization (EBITDA)        Measure  Adjustments    Measure
------------------------------------ --------- -----------    --------

   EBITDA (Non-GAAP Measure):
      Net Income From Continuing
         Operations (GAAP Measure)   $  2,321  $    5,510     $ 7,831
      Interest Expense                  8,970           -       8,970
      Income Taxes                      1,507       2,967       4,474
      Depreciation and Amortization    10,923      (5,400)      5,523
                                     --------- -----------    --------
      EBITDA (Non-GAAP Measure)      $ 23,721  $    3,077     $26,798
                                     ========= ===========    ========

----------------------------------------------------------------------

(a) Cost of sales adjustment for end-of-life product charges related to acquisition.
(b) Operating expense adjustments for acquisition-related amortization of intangible assets.
(c) Restructuring charges related to acquisition for severance and severance-related expenses.
(d) Integration expenses related to Amazys acquisition.
(e) Operating income effect of adjustments (a) through (d).
(f) Adjustment (e) after tax using a 35% tax rate.


    CONTACT: X-Rite, Incorporated
             Mary E. Chowning, CFO, 616-803-2777
             mchowning@xrite.com